Exhibit 99.1

Addendum

to

Service Provider Agreement

This “Addendum” is entered into by and between Home Depot U.S.A., Inc. and U.S. Home Systems, Inc. (each, a “Party” and collectively, the “Parties”) and amends and supplements the terms of the Service Provider Agreement (SPA or “Agreement”) originally entered into by the Parties on May 1, 2006 with a termination date of May 1, 2009. The SPA was amended on February 25, 2008 to extend the term of the SPA to February 25, 2011 (the “Amended Term”).

The Parties desire to amend the existing Agreement to extend the Amended Term for an additional three (3) year period ending on February 25, 2014. The Parties agree that the SPA shall renew for one (1) three (3) year period, beginning on the 26th day of February, 2011 and ending on the 25th day of February 2014 (the “Additional Term”), unless earlier terminated consistent with the pertinent provisions of the SPA. Except as provided herein, the terms and conditions of the SPA, as amended, shall remain unmodified and shall remain in full force and effect during the Additional Term.

Agreed and accepted by:

HOME DEPOT U.S.A., INC.	U.S. HOME SYSTEMS, INC.

/s/ Robert Baird	/s/ Richard Goodner
Signature	Signature

Robert Baird	Richard Goodner
Print Name	Print Name

MVP - Kitchens	VP – Legal Affairs
Title	Title

02/08/2011	2/08/2011
Date	Date